Exhibit 3.1

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                         STAR MULTI CARE SERVICES, INC.

                        ARTICLE I. SHAREHOLDERS' MEETING

Section 1. - Annual Meeting.

            The annual meeting of the shareholders shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2. - Special Meetings.

            Special meetings of shareholders may be called at any time upon the written request of two-thirds of the Board of Directors stating the purpose of the meeting.

Section 3. - Matters to be Considered at Annual Meetings.

            At any annual meeting of shareholders or any special meeting in lieu of the annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon as shall have been properly brought before such annual meeting. To be considered as properly brought before an annual meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the shareholder as set forth below and as of the record date for the annual meeting in question) of any shares of capital stock of the Corporation entitled to vote at such annual meeting on such business who complies with the requirements set forth in this Section 3.

            In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder of record of any shares of capital stock entitled to vote at such annual meeting, such shareholder shall: (i) give timely notice as required by this Section 3 to the Secretary of the Corporation, and (ii) be present at such meeting, either in person or by a representative. For all annual meetings, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of
(A) the 75th day prior to the scheduled date of such annual meeting, or (B) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation.

      For purposes of these By-laws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news

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service, (ii) a report or other document filed publicly with the Securities and
Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to shareholders of record of the Corporation at the close of business on the day of the mailing of such letter or report.

      A shareholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an annual meeting: (i) a brief description of the business the shareholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the shareholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such shareholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other shareholders, and (vi) any material interest of the shareholder proposing to bring such business before such meeting (or any other shareholders known to be supporting such proposal) in such proposal.

      If the Board of Directors or a designated committee thereof determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this Section 3 or that the information provided in a shareholder's notice does not satisfy the information requirements of this
Section 3 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any shareholder proposal in the manner set forth above, the presiding officer of the annual meeting shall determine whether the shareholder proposal was made in accordance with the terms of this Section 3. If the presiding officer determines that any shareholder proposal was not made in a timely fashion in accordance with the provisions of this Section 3 or that the information provided in a shareholder's notice does not satisfy the information requirements of this Section 3 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a shareholder proposal was made in accordance with the requirements of this Section 3, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

      Notwithstanding the foregoing provisions of this by-law, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this by-law, and nothing in this by-law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement, or the Corporation's right to refuse inclusion thereof, pursuant to Rule 14a-8 under the Exchange Act."

Section 4. - Place of Meetings.

            All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York as shall be designated in the notices or waivers of notice of such meetings.

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Section 5. - Notice of Meetings.

            (a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

            (b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 6. - Quorum.

            (a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

            (b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 7. - Voting.

            (a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

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            (b) Except as otherwise provided by statute or by the Certificate of
Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

            (c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

            (d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

                              ARTICLE II. DIRECTORS

Section 1. - Number and Term.

      The number of directors constituting the entire board of directors of this Corporation shall not be less than three (3) or more than seven (7). However, the number of directors constituting the entire board of directors is hereby fixed at four (4). The directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. One class of directors (consisting of one director) shall be elected for a term expiring at the annual meeting to be held in 2001, another class (consisting of one director) shall be elected for a term expiring at the annual meeting to be held in 2002, and another class (consisting of two directors) shall be elected for a term expiring at the annual meeting to be held in 2003. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. At each succeeding annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting held in the third year following the year of their election.

      The number of directors may be increased or decreased within the range of the foregoing limitations by amendment of these by-laws by vote of the shareholders as hereinafter provided in Article IX, dealing generally with by-law amendments. The number of directors may likewise be increased or decreased by action of the board of directors upon a vote of a majority of the entire board subject to shareholder approval at the next annual meeting of shareholders, and provided that special notice be given to shareholders of record in connection with the notice otherwise required by these by-laws of shareholders' meetings or otherwise at least ten (10) days in advance of the meeting, that a proposal to increase or decrease the number of directors, and in either case, to what extent, will be brought before the meeting for consideration and approval or disapproval.

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Section 2. -- Director Nominations.

      Nominations of candidates for election as directors of the Corporation at any annual meeting may be made only (a) by, or at the direction of, the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the shareholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote for the election of directors at such annual meeting who complies with the timing, informational and other requirements set forth in this Section 2. Any shareholder who seeks to make such a nomination or his representative must be present in person at the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election as directors at an annual meeting.

      Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2. For all annual meetings, a shareholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 60 days nor more than 90 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a shareholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

      A shareholder's notice to the Secretary shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such shareholder notice, (iv) the consent of each nominee to serve as a Director if elected, and (v) such information concerning such person as is required to be disclosed concerning a nominee for election as director of the Corporation pursuant to the rules and regulations under the Exchange Act. A shareholder's notice to the Secretary shall further set forth as to the shareholder giving such notice: (i) the name and address, as they appear on the Corporation's stock transfer books, of such shareholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such shareholder's name and the name and address of other shareholders known by such shareholder to be supporting such nominee(s), (ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such shareholder and by any other shareholders known by such shareholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stock-holder's notice, and (iii) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder or in connection therewith.

      If the Board of Directors or a designated committee thereof determines that any shareholder nomination was not timely made in accordance with the terms of this Section 2 or that the information

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provided in a shareholder's notice does not satisfy the informational requirements of this Section 2 in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 2, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any shareholder nomination was not timely made in accordance with the terms of this
Section 2 or that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 2 in any material respect, then such nomination shall not be considered at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 2, the presiding officer shall so declare at the annual meeting and such nominee shall be eligible for election at the meeting.

      No person shall be elected by the shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of directors at the annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or the presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the annual meeting in accordance with the procedures set forth in this Section 2 shall be provided for use at the annual meeting.

Section 3. - Duties of Directors.

            The Board of Directors shall have the control and general management of the affairs and business of the Corporation unless otherwise provided in the Certificate of Incorporation. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management and business of the Corporation as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of New York.

Section 4. - Directors' Meetings.

            Regular meetings of the Board of Directors shall be held immediately following the annual meetings of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President or the Chairman of the Board at any time and must be called by the President or the Secretary upon the written request of two Directors.

Section 5. - Notice of Special Meetings.

            Notice of special meetings of the Board of Directors shall be served personally or by mail addressed to each Director at his last known address no less than five or more than twenty days prior to the date of such meeting. The notice of such meeting shall contain a statement of the business to be transacted thereat. No business other than that specified in the call for the meeting shall be transacted at any such special meeting. Notice of special meeting may be waived by any Director by written waiver or by personal attendance thereat without protest of lack of notice to him.
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Section 6. - Quorum.

            At any meeting of the Board of Directors, except as otherwise provided by the Certificate of Incorporation, or by these By-Laws, a majority of the Board of Directors shall constitute a quorum. However, a lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented.

Section 7. - Voting.

            Except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the affirmative vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat. Any resolution in writing, signed by all of the directors entitled to vote thereon, shall be and constitute action by such directors to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of directors and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

Section 8. - Vacancies.

            Unless otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors occurring between annual meetings of the shareholders shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors, even though less than a quorum exists.

Section 9. - Removal of Directors.

            Any or all of the directors may be removed, either with or without cause at any time by a vote of the shareholders at any meeting called for such purpose.

Section 10. - Resignation.

            Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 11. - Salary.

            No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12. - Contracts.

            (a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

            (b) Any director, personally and individually, may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 13. - Committees.

            The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

                              ARTICLE III. OFFICERS

Section 1. - Number of Officers.

            (a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any officer may hold more than one office, except the same person may not hold the office of President and Secretary.

Section 2. - Election of Officers.

            Officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, and unless otherwise provided in the Certificate of Incorporation, the officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

Section 3. - Removal of Officers.

            Any officer elected by the Board of Directors may be removed, with or without cause, and a successor elected, by vote of the Board of Directors, regularly convened at a regular or special

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meeting. Any officer elected by the shareholders may be removed, with or without cause, and a successor elected, by vote of the shareholders, regularly convened at an annual or special meeting.

Section 4. - President.

            The President shall be the chief executive officer of the Corporation and shall have general charge of the business, affairs and property thereof, subject to direction of the Board of Directors, and shall have general supervision over its officers and agents. He shall, if present, preside at all meetings of the Board of Directors in the absence of a Chairman of the Board and at all meetings of shareholders. He may do and perform all acts incident to the office of President.

Section 5. - Vice-President.

            In the absence of or inability of the President to act, the Vice-President shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

Section 6. - Secretary.

            The Secretary shall:

            (a) Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

            (b) Give and serve all notice of all meetings of the Corporation.

            (c) Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors.

            (d) Keep the shareholder records in such a manner as to show at any time the amount of shares, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence or their Post Office address, the number of shares owned by each of them and the time at which each person became owner, and keep such shareholder records available daily during the usual business hours at the office of the Corporation subject to the inspection of any person duly authorized, as prescribed by law.

            (e) Do and perform all other duties incident to the office of Secretary.

Section 7. - Treasurer.

            The Treasurer shall:

            (a) Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit of such funds in the name and to the credit of the Corporation in such a bank and safe deposit vaults as the Directors may designate.

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            (b) Exhibit at all reasonable times his books and accounts to any
Director or shareholder of the Corporation upon application at the office of the Corporation during business hours.

            (c) Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and shall report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct books of account of all of its business and transactions and such books or account as the Board of Directors may require. He shall do and perform all other duties incident to the office of the Treasurer.

Section 8. - Duties of Officers May be Delegated.

            In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or any Director for the time being, provided a majority of the entire Board concur therein.

Section 9. - Vacancies - How Filed.

            Should any vacancy in any office occur by death, resignation or otherwise, the same shall be filled, without undue delay, by the Board of Directors at its next regular meeting or at a special meeting called for that purpose except as otherwise provided in the Certificate of Incorporation.

Section 10. - Compensation of Officers.

            The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors, except as otherwise provided in the Certificate of Incorporation.

                  ARTICLE IV. CERTIFICATES REPRESENTING SHARES

Section 1. - Issue of Certificates Representing Shares.

            The President shall cause to be issued to each shareholder one or more certificates, under the seal of the Corporation, signed by the President (or Vice-President) and the Treasurer (or Secretary) certifying the number of shares owned by the shareholder in the Corporation.

Section 2. - Lost or Destroyed Certificates.

            The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate therefore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or guarantee as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the

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issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3. - Transfers of Shares.

            (a) Transfers of shares of the Corporation shall be made on the shares records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

            (b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                 ARTICLE V. SEAL

                     The seal of the Corporation shall be as
                                    follows:

                  ARTICLE VI. DIVIDENDS OR OTHER DISTRIBUTIONS

            The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction obtained in the Certificate of Incorporation.

                       ARTICLE VII. NEGOTIABLE INSTRUMENTS

            All checks, notes or other negotiable instruments shall be signed on behalf of the Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate, except as otherwise provided in the certificate of Incorporation.

                            ARTICLE VIII. FISCAL YEAR

            The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
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                             ARTICLE IX. AMENDMENTS

Section 1. - By Shareholders.

            These by-laws may be amended or repealed at any annual meeting of shareholders, or special meeting of shareholders called for such purpose, by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that shareholders approve such amendment or repeal at such meeting of shareholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

Section 2. - By Directors.

            The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

                               ARTICLE X. OFFICES

            The offices of the Corporation shall be located in the City, County and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                                   ARTICLE VI.
              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

SECTION 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.

      Subject to Section 3 of this Article XI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of

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the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

SECTION 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

      Subject to Section 3 of this Article XI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. Authorization of Indemnification.

      Any indemnification under this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article XI, as the case may be. Such determination shall be made (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

SECTION 4. Good Faith Defined.

      For purposes of any determination under Section 3 of this Article XI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article XI, as the case may be.

SECTION 5. Indemnification by a Court.

      Notwithstanding any contrary determination in the specific case under
Section 3 of this Article XI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to court with proper jurisdiction within New York State for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article XI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in
Section 1 or 2 of this Article XI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article XI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 6. Expenses Payable in Advance.

      Expenses incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XI. Any disagreement concerning the foregoing expense advancement provisions shall be resolved in a summary proceeding as expeditiously as possible.

SECTION 7. Nonexclusivity of Indemnification and Advancement of Expenses.

      The indemnification and advancement of expenses provided by or granted pursuant to this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article XI shall be made to the fullest extent permitted by law. The provisions of this Article XI shall not be deemed to preclude the indemnification of any person who is not specified in
Section 1 or 2 of this Article XI but whom the Corporation has the power or obligation to indemnify under the provisions of the Business Corporation Law of the State of New York, or otherwise.

SECTION 8. Insurance.

      The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article XI.

SECTION 9. Certain Definitions.

      For purposes of this Article XI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XI, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

SECTION 10. Survival of Indemnification and Advancement of Expenses.

      The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11. Limitation on Indemnification.

      Notwithstanding anything contained in this Article XI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

SECTION 12. Indemnification of Employees and Agents.

      The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article XI to Directors and officers of the Corporation.